Filed pursuant to Rule 424(b)(3)
Registration No. 333-158387
ONCOR ELECTRIC DELIVERY COMPANY LLC
SUPPLEMENT NO. 2 TO
MARKET MAKING PROSPECTUS DATED
APRIL 24, 2009
THE DATE OF THIS SUPPLEMENT IS JUNE 2, 2009
On June 2, 2009, Oncor Electric Delivery Company LLC filed the attached
Current Report on Form 8-K with the Securities and Exchange Commission.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) – June 1, 2009
ONCOR ELECTRIC DELIVERY COMPANY LLC
(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1601 Bryan Street, Dallas, Texas 75201
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including Area Code – (214) 486-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.
On June 1, 2009, Moody’s Investors Service announced that it upgraded Oncor Electric Delivery Company LLC’s senior secured debt ratings two notches to Baa1 from Baa3. In its announcement, Moody’s cited a number of reasons for the upgrade, including Oncor’s diversified service territory, sustainable credit metrics, reasonably supportive regulatory jurisdiction, adequate sources of near-term liquidity and strong corporate independence that resulted from Oncor’s ring-fencing efforts. Oncor was legally ring-fenced from its primary investor, Energy Future Holdings Corp., in October 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC
By:	/s/ Richard C. Hays
Richard C. Hays
Controller

Dated: June 2, 2009